Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 24, 2023, by and among Stevens Holding Company, Inc., a Delaware corporation (the “Issuer”), Altra Industrial Motion Corp., a Delaware corporation (“Altra”), the entities listed in Schedule 1 attached hereto (together with Altra, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to herein (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (as amended or supplemented from time to time, the “Indenture”), dated as of October 1, 2018, among the Issuer, the Guarantors named therein and the Trustee, providing for the issuance from time to time by the Issuer of 6.125% senior notes due 2026 (the “Notes” and the holders thereof, the “Holders”);

WHEREAS, Section 9.02 of the Indenture provides, with exceptions not here applicable, that the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding (as defined in the Indenture) (including, without limitation, consents obtained in connection with a tender offer for the Notes) (the “Requisite Consents”);

WHEREAS, Regal Rexnord Corporation, a Wisconsin corporation (“Regal Rexnord”), has entered into an Agreement and Plan of Merger dated as of October 26, 2022 (the “Merger Agreement”), with Altra and Aspen Sub, Inc., a Delaware corporation and Regal Rexnord’s wholly-owned subsidiary (“Merger Sub”), pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, Merger Sub will merge (the “Merger”) with and into Altra, with Altra surviving the Merger as a wholly owned subsidiary of Regal Rexnord;

WHEREAS, in connection with the Merger, Regal Rexnord distributed an Offer to Purchase and Consent Solicitation Statement, dated February 10, 2023 (the “Offer to Purchase”), to the Holders in connection with the offer to purchase for cash any and all of the outstanding Notes (the “Offer”) and the concurrent solicitation of such Holders’ consents (the “Consents”) to certain proposed amendments to the Indenture as further described in the Offer to Purchase (the “Proposed Amendments”);

WHEREAS, in accordance with the terms and conditions set forth in the Offer to Purchase, the Holders of a majority in aggregate principal amount of the Notes Outstanding have validly provided Consents and have not validly withdrawn their Consents to the adoption of the Proposed Amendments set forth in this Supplemental Indenture in accordance with the provisions of the Indenture, and evidence of such Consents has been provided by the Issuer to the Trustee;

WHEREAS, with the Issuer and the Guarantors having received the Requisite Consents, the Issuer and the Guarantors desire to amend the Indenture pursuant to Section 9.02 thereof to effect the Proposed Amendments;

WHEREAS, in accordance with Sections 9.05, 11.04 and 11.05 of the Indenture, the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel with respect to this Supplemental Indenture on the date hereof;

WHEREAS, pursuant to Section 9.05 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a legal, valid and binding obligation of the Issuer and the Guarantors according to its terms have been done.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the agreements and obligations set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders, as follows:

1.          Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.          Amendments to the Indenture.

(a)	The first sentence of Section 3.03 of the Indenture is hereby amended as set forth below (with new text shown as underlined and deleted text shown as struck through):

“At least ~~15 days~~ two (2) Business Days but not more than 60 calendar days before a redemption date, the Issuer shall deliver electronically or mail or cause to be mailed, by first-class mail, postage prepaid (or otherwise delivered in accordance with the procedures of DTC), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.”

(b)
The Indenture is hereby amended by deleting the following sections and clauses of the Indenture and all references and definitions related solely thereto in their entirety, and replacing all such deleted sections, references and definitions with “[Intentionally Omitted]”:

	i.	Section 4.02 (“Reports and Other Information”);
	ii.	Section 4.05 (“Limitation on Restricted Payments”);
	iii.	Section 4.06 (“Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”);
	iv.	Section 4.07 (“Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”);
	v.	Section 4.08 (“Asset Sales”);
	vi.	Section 4.09 (“Transactions with Affiliates”);
	vii.	Section 4.10 (“Liens”);
	viii.	Section 4.11 (“Offer to Repurchase Upon Change of Control”);
	ix.	Clauses (a)(3), (b)(3), (b)(4) and (c)(1)(C) of Section 5.01 (“Merger, Consolidation or Sale of All or Substantially All Assets”);

	x.	Clauses (d) and (e) of Section 6.01 (“Events of Default”); and

	xi.	Clause (b) of Section 10.06 (“Additional Guarantees”).

(c)
Any provision contained in the Notes that relates to the sections in the Indenture that are amended pursuant to this Section 2 shall likewise be amended so that any such provision contained in such Notes will conform to and be consistent with the Indenture, as amended by this Supplemental Indenture.

(d)
The Indenture is hereby amended to eliminate the applicability of the provisions of Section 6.01 thereof, including clause (c) thereof, as they apply to the sections and clauses of the Indenture deleted by Section 2(b) hereof.

3.          Effectiveness; Operativeness. This Supplemental Indenture shall become a valid, binding and legal agreement enforceable in accordance with its terms among the parties hereto and effective when executed by the parties hereto; provided, however, that the amendments to the Indenture set forth herein shall not become operative unless and until the Notes representing the Requisite Consents that were validly tendered (and not validly withdrawn) are accepted for purchase by Regal Rexnord pursuant to the Offer to Purchase (such time and date, the “Operative Time”). The Issuer and the Guarantors will deliver an Officer’s Certificate to the Trustee notifying the Trustee of the occurrence of the Operative Time and stating that the conditions precedent to the Operative Time have been complied with. The Issuer may terminate this Supplemental Indenture upon written notice to the Trustee in the event that (a) the Merger Agreement is terminated in accordance with the terms and conditions thereof or (b) the Offer is terminated in accordance with the terms and conditions thereof.

4.          NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.          Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6.          Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.          The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors. The parties hereto agree that the Trustee shall be afforded all of the rights, protections, privileges, immunities and indemnities provided to it under the Indenture. The Issuer, Altra and the Guarantors all hereby request that the Trustee execute this Supplemental Indenture.

8.          Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly supplemented or amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and each Note issued thereunder heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ISSUER:

STEVENS HOLDING COMPANY, INC.

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Chief Financial Officer and Treasurer

TRUSTEE:

THE BANK OF NEW YORK
MELLON TRUST COMPANY
N.A., not in its individual capacity
but solely as Trustee

By:	/s/ Ann Dolezal
	Name:	Ann Dolezal
	Title:	Vice President

GUARANTORS:

ALTRA INDUSTRIAL MOTION CORP.

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

AMERIDRIVES INTERNATIONAL, LLC

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Second Supplemental Indenture]

AS MOTION LLC

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Chief Financial Officer and Treasurer

AS MOTION NORTH AMERICA INC.

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Chief Financial Officer and Treasurer

AT BUSINESS SYSTEMS LLC

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Chief Financial Officer and Treasurer

BOSTON GEAR LLC

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Chief Financial Officer and Treasurer

FORMSPRAG LLC

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Chief Financial Officer and Treasurer

GUARDIAN COUPLINGS LLC

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Second Supplemental Indenture]

HEAT TRANSFER GUARANTEE CO., LLC

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Chief Financial Officer and Treasurer

KILIAN MANUFACTURING CORPORATION

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Chief Financial Officer and Treasurer

NUTTALL GEAR LLC

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Chief Financial Officer and Treasurer

PACSCI MOTION CONTROL, INC.

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Chief Financial Officer and Treasurer

PORTESCAP U.S. INC.

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Chief Financial Officer and Treasurer

SVENDBORG BRAKES USA, LLC

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Second Supplemental Indenture]

TB WOOD’S CORPORATION

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Chief Financial Officer and Treasurer

TB WOOD’S INCORPORATED

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Chief Financial Officer and Treasurer

WARNER ELECTRIC LLC

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Chief Financial Officer and Treasurer

WARNER ELECTRIC TECHNOLOGY LLC

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Chief Financial Officer and Treasurer

ABEK LLC

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Treasurer

AMERICAN PRECISION INDUSTRIES, INC.

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Treasurer

[Signature Page to Second Supplemental Indenture]

BALL SCREWS AND ACTUATORS CO., INC.

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Treasurer

BAUER GEAR MOTOR LLC

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Treasurer

G&L MOTION CONTROL INC.

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Treasurer

INERTIA DYNAMICS, LLC

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Treasurer

KOLLMORGEN CORPORATION

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Treasurer

MOTION ENGINEERING INCORPORATED

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Treasurer

THOMSON INDUSTRIES, INC.

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Treasurer

[Signature Page to Second Supplemental Indenture]

THOMSON LINEAR LLC

By:	/s/ Todd Patriacca
	Name:	Todd Patriacca
	Title:	Treasurer

[Signature Page to Second Supplemental Indenture]

Schedule 1

Subsidiary Guarantors

Name	Jurisdiction of Organization
ABEK LLC	Delaware
American Precision Industries, Inc.	Delaware
Ameridrives International, LLC	Delaware
AS Motion LLC	Delaware
AS Motion North America Inc.	Delaware
AT Business Systems LLC (f/k/a ASM Business Services, LLC)	Delaware
Ball Screws and Actuators Co., Inc.	California
Bauer Gear Motor LLC	Delaware
Boston Gear LLC	Delaware
Formsprag LLC	Delaware
G&L Motion Control Inc.	Delaware
Guardian Couplings LLC	Delaware
Heat Transfer Guarantee Co., LLC	Delaware
Inertia Dynamics, LLC	Delaware
Kilian Manufacturing Corporation	Delaware
Kollmorgen Corporation	New York
Motion Engineering Incorporated	California
Nuttall Gear LLC	Delaware
PacSci Motion Control, Inc.	Massachusetts
Portescap U.S. Inc.	New York
Svendborg Brakes USA, LLC	Delaware
TB Wood’s Corporation	Delaware
TB Wood’s Incorporated	Pennsylvania
Thomson Industries, Inc.	Delaware
Thomson Linear LLC	Delaware
Warner Electric LLC	Delaware
Warner Electric Technology LLC	Delaware